Exhibit (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 333-174323 on Form N-1A of our report dated February 28, 2023, relating to the financial statements and financial highlights of Brookfield Global Listed Real Estate Fund, Brookfield Global Listed Infrastructure Fund, Brookfield Real Assets Securities Fund, Brookfield Global Renewables & Sustainable Infrastructure Fund, and Oaktree Emerging Markets Equity Fund, each a series of Brookfield Investment Funds, appearing in the Annual Report on Form N-CSR of Brookfield Investment Funds for the year ended December 31, 2022, and to the references to us under the headings "Financial Highlights" in the Prospectus, and "Independent Registered Public Accounting Firm" and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Chicago, Illinois

April 27, 2023